LAW OFFICES

                                STEVEN L. SISKIND

                                    SUITE 403
                                645 FIFTH AVENUE
                              NEW YORK, N.Y. 10022
                                      ---
                                 (212) 750-2002
                               FAX (212) 371-8527

MEMBER OF NEW YORK                                     FLORIDA OFFICE
 AND FLORIDA BARS                                      ONE FINANCIAL PLAZA
                                                       SUITE 2626
                                                       FT. LAUDERDALE, FL. 33394
                                                       (305) 523-2626

                                        December 19, 1997


     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C. 20549

     Re:   Summa Metals Corp.
           SEC Registration # 33-81280-LA
           ------------------------------

     Dear Sir/Madam:

     Enclosed herewith you will find for filing, Post-Effective Amendment to the above referenced Registration Statement for Summa Metals Corp. (the liCompany"). As your file may indicate, the origina@ registration statement filed on behalf of the Company was declared effective on January 26, 1996. The Company made no sales after same was declared effective. The proposed offering has been restructured. The primary changes, all of which are reflected in the Post Effective Amendment, are:

     1. The offering was changed to 130,000 Units minimum - 510,000 Units maximum at a price of $6.00 per Unit.

     2. The Company has entered into an Underwriting Agreement with Boe & Company, 3668 So. Jasper St., Aurora, CO 80013.

     3. Eric A. Popkoff has been elected as a Vice President of Corporate Relations and a Director in place of Dr. Ralph Pray, who has resigned as an officer and director of the Company.

     4.  The undersigned has become counsel to the Company.

     5. The Company has determined not to proceed with the "Big Mike,, mine project.

     6.  The Post Effective Amendment contains current financial statements.

     Other than the foregoing, there have been no substantive changes, and the Post Effective Amendment is the same as was previously declared effective by the Commission.

                                                      Very truly yours

                                                  /s/ Steven L. Siskind
                                                      ---------------------
                                                      Steven L. Siskind

     cc:   Summa Metals Corp.
           Boe & Company



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